Exhibit 99.1

FINAL FOR RELEASE

Contacts:
Chad Holmes	Jamie Bernard
Chief Financial Officer	Senior Associate
Charles River Associates	Sharon Merrill Associates, Inc.
312-377-2322	617-542-5300

CHARLES RIVER ASSOCIATES (CRA) REPORTS
 RESULTS FOR THE FIRST QUARTER OF 2017

CRA Drives Growth in Revenue and Profits;

Increases Headcount by 26% Year Over Year While Achieving Companywide Utilization of 72%;

Board Expands Share Repurchase Authorization by $20 Million

BOSTON, May 4, 2017 — Charles River Associates (NASDAQ: CRAI), a worldwide leader in providing economic, financial, and management consulting services, today announced financial results for the fiscal first quarter ended April 1, 2017.

Key First-Quarter Fiscal 2017 Highlights

•                  GAAP and non-GAAP revenue grew 9.0% and 10.0%, respectively, year over year to $88.2 million. On a constant currency basis relative to the first quarter of fiscal 2016 (“constant currency basis”), GAAP and non-GAAP revenue would have increased by $2.1 million, resulting in year-over-year revenue growth of 11.6% and 12.6%, respectively.

•                  Net income increased 17.7% year over year to $2.9 million, or 3.2% of revenue, compared with $2.4 million, or 3.0% of revenue, in the first quarter of fiscal 2016; non-GAAP net income increased 8.4% year over year to $2.9 million. On a constant currency basis, GAAP and non-GAAP net income would have increased by $0.4 million, resulting in year-over-year GAAP and non-GAAP net income growth of 37.5% and 22.2%, respectively.

•                  Earnings per diluted share increased 22.2% year over year to $0.33; non-GAAP earnings per diluted share increased 10.0% year over year to $0.33. On a constant currency basis, GAAP and non-GAAP earnings per diluted share would have increased by approximately $0.05 per diluted share to $0.38, resulting in year-over-year GAAP and non-GAAP earnings per diluted share growth of 40.7% and 26.7%, respectively.

•                  Non-GAAP Adjusted EBITDA grew 8.9% year over year to $13.8 million, or 15.7% of non-GAAP revenue, compared with 15.8% of non-GAAP revenue for the first quarter of fiscal

2016. On a constant currency basis, non-GAAP Adjusted EBITDA would have increased by $0.6 million to 15.9% of non-GAAP revenue, resulting in year-over-year non-GAAP Adjusted EBITDA growth of 13.4%.

•                  First-quarter fiscal 2017 utilization equaled 72% as headcount increased by 128, or 26%, year over year, which includes 84 consultants who joined CRA as part of the C1 transaction.

•                  On January 31, 2017, CRA announced the acquisition of substantially all of the assets of C1 Consulting, a life sciences strategy consulting firm that helps pharmaceutical and biotech clients maximize their business potential through the development of highly tailored commercialization strategies based on advanced analytics, customer insights, and therapy area expertise.

Management Commentary

“CRA delivered strong results for the first quarter of fiscal 2017, as we continue to successfully execute our strategy to generate broad-based, profitable growth,” said Paul Maleh, CRA’s President and Chief Executive Officer. “I am especially proud of our ability to onboard more than 100 new consultants during the quarter while maintaining a companywide utilization of 72%. Despite incurring continued currency headwinds, these efforts enabled us to achieve high-single-digit revenue growth in the quarter, approximately half of which was organic.”

“We had strong contributions from our Antitrust & Competition Economics, Energy, Life Sciences, and Marakon Practices,” said Maleh. “Within Life Sciences, we are successfully integrating C1 Consulting, and project work is ramping up as expected. We are excited to capitalize on increasing demand for our Life Sciences services with the addition of these new colleagues. In fact, we have already generated a new project that leverages C1’s analytics platform and CRA’s deep market access and pricing experience.”

Outlook and Financial Guidance

“We are encouraged by our recent acquisition of C1 and the positive trends we are seeing in project originations across the firm. For fiscal 2017, on a constant currency basis relative to fiscal 2016, we are reaffirming our previous guidance of non-GAAP revenue in the range of $350 million to $360 million, and non-GAAP Adjusted EBITDA margin in the range of 15.8% to 16.6%. This guidance includes the expected contributions from C1 Consulting. While we are pleased with our performance in the first quarter of fiscal 2017, we remain mindful that uncertainties around global economic conditions and short-term challenges arising from the integration of newly hired consultants could affect our business,” Maleh concluded.

CRA does not provide reconciliations of its annual non-GAAP revenue and Adjusted EBITDA margin guidance to the GAAP comparable financial measures because CRA is unable to estimate with reasonable certainty the financial results of its former NeuCo subsidiary, now known as GNU123 Liquidating Corporation (“GNU”), the timing and amount of forgivable loans issued for talent acquisition, share-based compensation expense, unusual gains or charges, foreign exchange rates, and the resulting effect of these items on CRA’s taxes without unreasonable effort. These items are uncertain, depend on various factors, and may have a material effect on CRA’s results computed in accordance with GAAP. A reconciliation between the historical GAAP and non-GAAP financial measures presented in this release is provided in the financial tables at the end of this release.

Share Repurchase Expansion and Quarterly Dividend

CRA also announced today that its Board of Directors has authorized an expanded share repurchase program of an additional $20.0 million of CRA’s common stock, in addition to the approximately $9.0 million remaining under its existing share repurchase program. CRA may repurchase shares in the open market or in privately negotiated transactions in accordance with applicable insider trading and other securities laws and regulations. The timing, amount and extent to which CRA repurchases shares will depend upon market conditions and other factors it may consider in its sole discretion.

In connection with this expanded share repurchase program, CRA’s Board of Directors has authorized the Company in its discretion to adopt a Rule 10b5-1 plan covering some or all of these repurchases. Any such plan would allow CRA to repurchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods.

On May 3, 2017, CRA’s Board of Directors declared a quarterly cash dividend of $0.14 per common share, payable on June 16, 2017 to shareholders of record as of May 29, 2017. The Company expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of CRA’s Board of Directors.

Conference Call Information and Prepared CFO Remarks

CRA will host a conference call this morning at 9:00 a.m. ET to discuss its first-quarter 2017 financial results. To listen to the live call, please visit the “Investor Relations” section of CRA’s website at http://www.crai.com, or dial (877) 709-8155 or (201) 689-8881. An archived version of the webcast will be available on CRA’s website for one year.

In combination with this press release, CRA has posted prepared remarks by its CFO Chad Holmes under “Conference Call Materials” in the “Investor Relations” section on CRA’s website at http://www.crai.com. These remarks are offered to provide the investment community with additional background on CRA’s financial results prior to the start of the conference call.

About Charles River Associates (CRA)

Charles River Associates® is a global consulting firm specializing in economic, financial, and management consulting services. CRA advises clients on economic and financial matters pertaining to litigation and regulatory proceedings, and guides corporations through critical business strategy and performance-related issues. Since 1965, clients have engaged CRA for its unique combination of functional expertise and industry knowledge, and for its objective solutions to complex problems. Headquartered in Boston, CRA has offices throughout the world. Detailed information about Charles River Associates, a registered trade name of CRA International, Inc., is available at www.crai.com. Follow us on LinkedIn, Twitter, and Facebook.

NON-GAAP FINANCIAL MEASURES

In addition to reporting its financial results in accordance with U.S. generally accepted accounting principles, or GAAP, CRA has also provided in this release non-GAAP financial information. CRA believes that the use of non-GAAP measures in addition to GAAP measures is a useful method of evaluating its results of operations. CRA believes that presenting its financial results excluding the results of GNU, certain non-cash and/or non-recurring charges, and the other items identified below, and including presentations of Adjusted EBITDA and comparisons on a constant currency basis, are important to investors and management because they are more indicative of CRA’s ongoing operating results and financial condition. These non-GAAP financial measures should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP, and the results calculated in accordance with GAAP and reconciliations to those results should be carefully evaluated. The non-GAAP financial measures used by CRA may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Specifically, for full-year fiscal 2017 guidance, the first quarter of fiscal 2017 and the first quarter of fiscal 2016, CRA has excluded GNU’s results. Also, in calculating “Adjusted EBITDA” from net income (loss) attributable to CRA for these fiscal periods and for purposes of the full-year fiscal 2017 guidance for Adjusted EBITDA margin, CRA has excluded net income (loss) attributable to noncontrolling interests (net of tax); interest expense, net; provision for income taxes; goodwill impairment charges; other income (expense), net; and the following non-cash expenses: depreciation and amortization, share-based compensation expenses, and amortization of forgivable loans.

Finally, CRA believes that fluctuations in foreign currency exchange rates can significantly affect its financial results. Therefore, CRA provides a constant currency presentation to supplement disclosures regarding its results of operations and performance. CRA calculates constant currency amounts by converting its applicable fiscal period local currency financial results using the prior fiscal year’s corresponding period exchange rates. CRA has presented in this press release its GAAP and non-GAAP revenue, net income, earnings per diluted share, and Adjusted EBITDA, for the first quarter of fiscal 2017 on a constant currency basis relative to the first quarter of fiscal 2016, and its guidance for full-year fiscal 2017 non-GAAP revenue and Adjusted EBITDA margin on a constant currency basis relative to fiscal 2016.

SAFE HARBOR STATEMENT

Statements in this press release concerning our future business, operating results and financial condition, including those concerning guidance on future non-GAAP revenue and non-GAAP Adjusted EBITDA margin, our capitalizing on the demand for our services, the implied continuation of any current strategy or trend, or our expectations regarding the payment of future quarterly dividends, and statements using the terms “expect” or similar expressions, are “forward-looking” statements as defined in Section 21 of the Exchange Act. These statements are based upon our current expectations and various underlying assumptions. Although we believe there is a reasonable basis for these statements and assumptions, and these statements are expressed in good faith, these statements are subject to a number of additional factors and uncertainties. Our actual non-GAAP revenue and non-GAAP Adjusted EBITDA margin in fiscal 2017 on a constant currency basis relative to fiscal 2016 could differ materially from the guidance presented herein, and our actual performance and results may differ materially from the performance and results contained or implied by the other forward-looking statements made herein, due to many important factors. These factors include, but are not limited to, the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, our ability to attract and retain key employee or non-employee experts; the inability to integrate and utilize existing consultants and personnel; the decline or reduction in project work or activity; global economic conditions including less stable political and economic environments; foreign exchange rate fluctuations; unanticipated expenses and liabilities; risks inherent in international operations; changes in accounting standards, rules, and regulations; our ability to collect on forgivable loans should any become due; and professional and other legal liability. Additional risks and uncertainties are discussed in our periodic filings with the Securities and Exchange Commission under the heading “Risk Factors.” The inclusion of such forward-looking information should not be regarded as our representation that the future events, plans, or expectations contemplated will be achieved. We undertake no obligation to update any forward-looking statements after the date of this press release, and we do not intend to do so.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INCLUDING A RECONCILIATION TO NON-GAAP RESULTS

FOR THE QUARTER ENDED APRIL 1, 2017 COMPARED TO THE QUARTER ENDED APRIL 2, 2016

(In thousands, except per share data)

	Quarter Ended April 1, 2017					Quarter Ended April 2, 2016
		GAAP	Adjustments to		Non-GAAP		GAAP	Adjustments to		Non-GAAP
	GAAP	% of	GAAP Results	Non-GAAP	% of	GAAP	% of	GAAP Results	Non-GAAP	% of
	Results	Revenues	(GNU) (1)	Results	Revenues	Results	Revenues	(GNU) (1)	Results	Revenues

Revenues	$88,171	100.0%	$—	$88,171	100.0%	$80,912	100.0%	$737	$80,175	100.0%
Costs of services	62,581	71.0%	—	62,581	71.0%	55,515	68.6%	328	55,187	68.8%
Gross profit	25,590	29.0%	—	25,590	29.0%	25,397	31.4%	409	24,988	31.2%

Selling, general and administrative expenses	18,716	21.2%	52	18,664	21.2%	19,221	23.8%	822	18,399	22.9%
Depreciation and amortization	1,963	2.2%	—	1,963	2.2%	1,850	2.3%	—	1,850	2.3%
Income (loss) from operations	4,911	5.6%	(52)	4,963	5.6%	4,326	5.3%	(413)	4,739	5.9%

Interest and other expense, net	(303)	-0.3%	—	(303)	-0.3%	(141)	-0.2%	(7)	(134)	-0.2%
Income (loss) before provision for income taxes and noncontrolling interest	4,608	5.2%	(52)	4,660	5.3%	4,185	5.2%	(420)	4,605	5.7%
Provision for income taxes	(1,778)	-2.0%	—	(1,778)	-2.0%	(1,946)	-2.4%	—	(1,946)	-2.4%
Net income (loss)	2,830	3.2%	(52)	2,882	3.3%	2,239	2.8%	(420)	2,659	3.3%
Net loss attributable to noncontrolling interests, net of tax	23	0.0%	23	—	0.0%	184	0.2%	184	—	0.0%
Net income (loss) attributable to CRA International, Inc.	$2,853	3.2%	$(29)	$2,882	3.3%	$2,423	3.0%	$(236)	$2,659	3.3%

Net Income per share attributable to CRA International, Inc.:
Basic	$0.34			$0.34		$0.27			$0.30
Diluted	$0.33			$0.33		$0.27			$0.30

Weighted average number of shares outstanding:
Basic	8,419			8,419		8,871			8,871
Diluted	8,621			8,621		8,927			8,927

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED ADJUSTED EBITDA INCLUDING A RECONCILIATION TO NON-GAAP ADJUSTED EBITDA

FOR THE FISCAL QUARTER ENDED APRIL 1, 2017 COMPARED TO THE FISCAL QUARTER ENDED APRIL 2, 2016

(In thousands)

	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP	GAAP	GAAP	Adjustments to	Non-GAAP	Non-GAAP
	Quarter Ended	% of	GAAP Results	Quarter Ended	% of	Quarter Ended	% of	GAAP Results	Quarter Ended	% of
	April 1, 2017	Revenues	(GNU) (1)	April 1, 2017	Revenues	April 2, 2016	Revenues	(GNU) (1)	April 2, 2016	Revenues

Revenues	$88,171	100.0%	$—	$88,171	100.0%	$80,912	100.0%	$737	$80,175	100.0%

Net income (loss) attributable to CRA International, Inc.	$2,853	3.2%	$(29)	$2,882	3.3%	$2,423	3.0%	$(236)	$2,659	3.3%
Net loss attributable to noncontrolling interests, net of tax	(23)	0.0%	(23)	—	0.0%	(184)	-0.2%	(184)	—	0.0%
Net income (loss)	2,830	3.2%	(52)	2,882	3.3%	2,239	2.8%	(420)	2,659	3.3%
Interest expense, net	112	0.1%	—	112	0.1%	107	0.1%	7	100	0.1%
Provision for income taxes	1,778	2.0%	—	1,778	2.0%	1,946	2.4%	—	1,946	2.4%
Depreciation and amortization	1,963	2.2%	—	1,963	2.2%	1,850	2.3%	—	1,850	2.3%
EBITDA	6,683	7.6%	(52)	6,735	7.6%	6,142	7.6%	(413)	6,555	8.2%
Share-based compensation expenses	1,653	1.9%	—	1,653	1.9%	1,649	2.0%	—	1,649	2.1%
Amortization of forgivable loans	5,243	5.9%	—	5,243	5.9%	4,454	5.5%	—	4,454	5.6%
Other expense, net	191	0.2%	—	191	0.2%	34	0.0%	—	34	0.0%
Adjusted EBITDA	$13,770	15.6%	$(52)	$13,822	15.7%	$12,279	15.2%	$(413)	$12,692	15.8%

(1) These adjustments include activity related to GNU123 Liquidating Corporation (“GNU”), formerly known as CRA’s majority owned subsidiary “NeuCo”, in the Company’s GAAP results. In April 2016, substantially all of GNU’s assets were sold.

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 1,	December 31,
	2017	2016

Assets
Cash and cash equivalents	$21,819	$53,530
Accounts receivable and unbilled, net	104,604	91,789
Other current assets	23,666	25,192
Total current assets	150,089	170,511

Property and equipment, net	36,246	36,381
Goodwill and intangible assets, net	98,890	77,449
Other assets	36,995	39,301
Total assets	$322,220	$323,642

Liabilities and shareholders’ equity
Current liabilities	$81,794	$94,100
Long-term liabilities	25,119	21,659
Total liabilities	106,913	115,759

Total shareholders’ equity	215,307	207,883
Total liabilities and shareholders’ equity	$322,220	$323,642

CRA INTERNATIONAL, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Quarter Ended	Quarter Ended
	April 1,	April 2,
	2017	2016
Operating activities:
Net income	$2,830	$2,239
Adjustments to reconcile net income to net cash used in operating activities, net of effect of acquired businesses:
Non-cash items, net	5,221	6,387
Accounts receivable and unbilled services	(9,596)	(2,941)
Working capital items, net	(18,826)	(15,645)
Net cash used in operating activities	(20,371)	(9,960)

Investing activities:
Consideration relating to acquisitions, net	(16,163)	—
Purchase of property and equipment	(823)	(5,073)
Net cash used in investing activities	(16,986)	(5,073)

Financing activities:
Issuance of common stock, principally stock option exercises	1,266	—
Payments on notes payable	—	(75)
Borrowings under line of credit	6,000	—
Cash paid on dividend equivalents	(24)	—
Cash dividend paid to shareholders	(1,188)	—
Excess tax benefits from share based compensation	—	32
Tax withholding payments reimbursed by restricted shares	(703)	(490)
Repurchase of common stock	—	(296)

Net cash provided by (used in) financing activities	5,351	(829)

Effect of foreign exchange rates on cash and cash equivalents	295	304

Net decrease in cash and cash equivalents	(31,711)	(15,558)
Cash and cash equivalents at beginning of period	53,530	38,139

Cash and cash equivalents at end of period	$21,819	$22,581

Noncash investing and financing activities:
Issuance of common stock for acquired business	$3,000	$—
Purchases of property and equipment not yet paid for	$512	$2,022
Purchases of property and equipment paid by a third party	$153	$—
Supplemental cash flow information:

Cash paid for income taxes	$281	$281
Cash paid for interest	$78	$155